UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 12, 2011

WASTE CONNECTIONS, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	1-31507	94-3283464
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2295 Iron Point Road, Suite 200, Folsom, CA 95630

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (916) 608-8200

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 2.05 Costs Associated With Exit or Disposal Activities.

Waste Connections, Inc. (the “Company”) announced on December 12, 2011 plans to relocate its corporate headquarters from Folsom, California to The Woodlands, Texas. The relocation is expected to commence before year-end 2011 and be complete by September 2012.

In connection with the relocation, the Company expects to incur an estimated $15 million of costs during 2012 related to personnel and office relocation expenses. In addition, the Company may incur a loss on lease in 2012 on the cessation of use of its existing corporate headquarters in Folsom, California, which the Company estimates could range between $4 million and $6 million.

Certain statements contained in this Current Report on Form 8-K are forward-looking in nature, including statements related to the cost and timing of the corporate office relocation. The Company’s business and operations are subject to a variety of risks and uncertainties and, consequently, actual results may differ materially from those projected by any forward-looking statements. These risks and uncertainties, as well as others, are discussed in greater detail in the Company’s filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K. There may be additional risks of which the Company is not presently aware or that it currently believes are immaterial which could have an adverse impact on its business. The Company makes no commitment to revise or update any forward-looking statements in order to reflect events or circumstances that may change.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press Release, dated December 12, 2011, issued by Waste Connections, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WASTE CONNECTIONS, INC. (Registrant)

Date: December 16, 2011	BY:	/s/ Worthing F. Jackman
Worthing F. Jackman,
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release, dated December 12, 2011, issued by Waste Connections, Inc.